Exhibit 99.2

Reinventing capital markets Securitize ® is the leading company making real world assets available to investors through tokenization. October 2025 © 2025 Securitize. Confidential Information 1 © 2025 Securitize. Confidential Information

Our Management Team 25+ years of experience in innovation and digital transformation. Former CEO of Telefonica R&D and CEO of New Business and Innovation at Telefonica Digital . CEO, board member and investor of multiple startups, PhD in Computer Science. Carlos Domingo Co - founder & CEO Joe Nikolson CEO & CCO, Securitize Markets 25+ years experience in capital markets, electronic trading and market structure; ex - Coinbase, ex - Anchorage Digital Jorge Serna C - 3PO (CPO & CTO) 15+ years of experience leading teams and creating software. Telefónica R&D. Chongwu Du Chief of Staff & Head of Strategy Interdisciplinary background in asset management, venture investing, crypto and law; ex - J.P. Morgan Francisco Flores Chief Financial Officer 20+ years international experience. CFO, Head of FPA & SVP of Strategy. HSBC, Accenture, Banistmo and Interacciones. Mikhail Davidyan Head of Securitize Fund Services 20+ years of fund admin experience. Former Theorem Fund Services founder and managing director Billy Miller Chief Operating Officer 15+ years working alongside public and private companies of all sizes and stages to manage their shares/token lifecycle and shareholders; ex Pacific Stock Transfer Co and Capital Transfer agency © 2025 Securitize. Confidential Information 2 © 2025 Securitize. Confidential Information

© 2025 Securitize. Confidential Information 3 © 2025 Securitize. Confidential Information Investment Highlights A highly trusted tokenization platform with blue - chip institutional partnerships including BlackRock, Apollo, Hamilton Lane, and Van Eck Positioned to capture a massive TAM of $19T (1) for tokenization of real world assets including equities, fixed income, alternative assets, and more Comprehensive platform streamlines end - to - end relationship between issuers and investors, covering tokenization, asset servicing, and distribution Vertically - integrated and fully - regulated stack includes an SEC - registered transfer agent, broker - dealer, Alternative Trading System (ATS), and fund administration Widely integrated within the digital asset ecosystem across leading blockchains, custodians, prime brokers, DeFi protocols, and stablecoins Strong financial performance with accelerating momentum of 9x quarterly revenue growth and positive EBITDA Seasoned management team with tenured experts across TradFi, technology and digital assets (1) BCG and Ripple, (June 2025). Possible TAM by 2033.

© 2025 Securitize. Confidential Information 4 Tokenization transforms the traditional value chain by digitizing real world assets (RWAs) on blockchains, streamlining issuance and trading while unlocking greater efficiency, transparency and accessibility Securitize is well positioned at the crossroads between issuers and investors to issue, manage and trade tokenized securities Enables issuers expanded reach with streamlined capital raising processes while providing investors greater access to private markets, transparency and liquidity Asset Issuance Lifecycle Management Secondary Trading Distribution Investor Onboarding

© 2025 Securitize. Confidential Information 5 Securitize at a Glance $0.2 $0.2 $0.3 $0.3 $0.6 $0.9 $1.0 $1.3 $2.9 $3.9 $4.6 Securitize Assets Tokenized Q1 Q2 Q3 Q4 Q1 Q2 Q3 2025 350 % Q1 Q4 Q2 (in bn) Partnerships with a growing number of leading institutions and applications Highly trusted tokenization platform by institutions End - to - End Platform Servicing a Diverse Mix of Asset Classes (2) CAGR 2023 2024 Aggregated Transaction Monthly Volume (1) ($bn) $0.0 $0.0 $0.0 $0.0 $0.3 $0.4 $0.4 +15K investors across all products ~$3bn Largest tokenized treasury fund Largest tokenized equity ~$720mm Largest tokenized institutional fund ~$400mm ~$125mm Largest tokenized private credit fund Note: (1) Represents aggregate volume of investments, redemptions, dividends, and cross chain movements of assets issued by Securitize’s platform. (2) Asset sizes are as of the end of Q3 2025. $0.9 $2.1 $2.2 $4.7 Q3

© 2025 Securitize. Confidential Information 6 Operational Inefficiencies Lack of Transparency Economic Tolls Multiple Intermediaries Limited Accessibility (1) The Problem: The Financial Services System is Built on and Relies on Antiquated Technology Inefficient Traditional Capital Markets are Ripe for an Upgrade Illiquidity (1) Note: (1) For Significant Asset Classes

Tokenization is the Next Evolution in Capital Markets 1960 2025 Paper Based Stock Market Computers & Electronic Trading Digital Assets Trading Launches in 1971 DTC is born in 1973 Launches in 1994 1998 Alternative trading systems launched as non - exchange trading venues 2012 Jobs Act Launches in 1992 Tokenization Launches in 2012 Launches in 2015 BCAP token launches in 2017, first tokenized security First tier 1 asset manager to tokenize a fund BUIDL treasury fund launches in 2024 Launches in 2014 Launches in 2018 Stablecoins 7 © 2025 Securitize. Confidential Information

Significant Momentum for Securitize Since 2024

Driving liquidity and functionality through deep integrations across the digital asset and TradFi ecosystems.

Regulatory Tailwinds to Crypto Sector

- June 2024: CEO Carlos Domingo spoke on Tokenization at Congressional hearing with Representative French Hill
- January 2025: Paul Atkins, former Securitize Advisor, appointed SEC Chairman
- January 2025: Executive Orders on digital assets & fintech and SEC Crypto Task Force created for regulatory clarity
- May 2025: SEC affirmed blockchain use for Master Securityholder Files and Broker-Dealer custody of tokenized securities
- July 2025: SEC Chairman Paul Atkins launched "Project Crypto" to support President Trump's "crypto capital" initiative

End-to-End Integrations

Count	Category
16	DeFi Protocols and Stablecoins
14	Blockchains
12	Prime Brokers / Market Makers
3	Oracles
2	Interoperability and Web3 Security & Compliance
6	Custodians

Marquee TradFi and Crypto Investors

Global Financial Institutions

BlackRock | Hamilton Lane | Morgan Stanley | NOMURA | Santander

Blockchain and Crypto

coinbase Ventures | CIRCLE | ripple | Blockchain Capital | JumpCapital

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1 Market opportunity © 2025 Securitize. Confidential Information 9 © 2025 Securitize. Confidential Information Who we are Growth strategy 2 3 4 Financials

© 2025 Securitize. Confidential Information 10 Settlement Traditional Value Chain vs. Tokenized Value Chain Tokenize d Origination Distribution Trading Clearing Costly and restrictive process handled by investment banks (1) Primary market access only to authorized investors (1) Limited access / liquidity during pre - market or post - market hours Ensure that involved parties fulfill contractual obligations Transfer securities from seller to buyer to fulfill contractual obligations Democratizes origination of securities in a digital manner Expanded distribution access to broader investor base 24/7 trading and P2P execution possible DLT and Blockchain technology clearance and settlement do not require central third parties, both are handled by the technology itself Source: EY - Tokenization of Assets Report. Notes: (1) For certain asset classes. Traditional

© 2025 Securitize. Confidential Information 11 Blockchain Based Tokenized Securities Provide a Better Way to Access and Manage Capital Tokenized securities using smart contracts can provide a seamless & automated way to raise capital, manage investors, and improve liquidity. Accessibility Digitization allows for efficient fractional ownership, drives liquidity for Issuers and Investors, and increases accessibility Liquidity • Access to global markets 24/7/365 • Instant Settlement • P2P transfers Operational Efficiencies Programmable: Self - executing investor & issuer rights (dividends, redemptions, transfers, buybacks, etc.…) Transparency Providing more direct and certain ownership to Investors, auditable and traceable from a cryptographically secure ledger Fewer Economic Tolls Built - in global regulatory compliance coded into the token and protocol levels reduces the economic toll No Intermediaries Eliminate friction and middlemen, and facilitates faster settlement

Global Financial Markets are Ripe for Tokenization



Market Readiness for Tokenization
$128tn Global Bond Market (1)
$109tn Global Equity Market (2)
$29tn U.S. Treasuries Market (3)
$20tn Alternative Asset Market (4)
$11tn Real Estate Investment (5)
$2tn Global Private Credit (6)

Benefits of Tokenization

- Brings global finance onchain and enables digital representations of traditional investments
- Embedded smart contracts with automated workflows to reduce costs, settlement risks and operational errors while enabling T+0 or instantaneous settlement
- Unlocks features and utilities not possible on traditional rails
- Allows for fractional ownership
- Reduces friction in trading and regulatory processes with built-in programmable compliance

Source: (1) ICMA, (March 2020). (2) Statistica, (May 2024). (3) SIFMA Research (August 2025). (4) BCG Global Asset Management Report (May 2023). (5) Allied Market Research, (October 2020). (6) IMF, (April 2024).

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© 2025 Securitize. Confidential Information 13 0 50 100 150 200 250 2022 2023 2024 2025 RWA’s Tokenization Has Seen Explosive Growth in Recent Years… RWA’s Tokenization Market Cap has Outpaced That of Overall Crypto and Stablecoins… Rise of stablecoins and increased merchant acceptance allowing for instant settlement of tokenized asset trades Tokenized money market funds giving the trillion - dollar crypto market access to risk free yield Growing market readiness represented by financial institutions making strides to integrate blockchain infrastructure with operations … and is Now Poised for Accelerated Adoption United States US Project Crypto launched by SEC Chairman Paul Atkins to help foster innovation while providing regulatory clarity for digital assets Increased regulatory clarity in the US with the passing of the GENIUS Act, new SEC leadership and progress on Clarity Act European Union DLT Pilot Regime allows certain financial market infrastructure to use Distributed Ledger Technology (DLT) for tokenized instruments Global Source: Coingecko, RWA.xyz (October 23, 2025). (1) Represents total market cap of RWAs from $5.21bn to $34.62bn between October 23, 2022 to October 23, 2025. (2) Represents total market cap of crypto from $881.12bn to $3.79tn between October 23, 2022 and October 23, 2025. (3) Represents total market cap of stablecoins from $146.55bn to $296.29bn between October 23, 2022 to October 23, 2025. RWA Growth (in %) Stablecoin Growth (in %) Crypto Growth (in %) Stablecoin Market Cap ($ in billions) $300 564% (1) 330% (2) 102% (3)

© 2025 Securitize. Confidential Information 14 …It’s an Emerging Industry with Massive Growth Ahead Analyst Predictions $30T $19T $5T $2T 2034 (1) 2033 (2) 2030 (3) 2030 (4) (1) Standard Chartered, (June 2024) (2) BCG and Ripple, (June 2025) (3) Citi, (March 2023) (4) McKinsey, (June 2024) (2)

Leaders in the Space are Taking Note “I believe tokenization is the greatest capital markets innovation since the central limit order book.” Vlad Tenev, CEO OF ROBINHOOD “The next generation for markets, the next generation for securities, will be tokenization of securities.” Larry Fink, CEO OF BLACKROCK “Tokenization is yet the next step to have much more efficiency in the marketplace and certainty of having a trade settle.” Paul Atkins, CHAIRMAN OF THE SEC “Whether or not tokenization of equity securities takes hold will ultimately be up to the market, but we are willing to work through different potential models.” Hester Peirce, SEC COMMISSIONER 15 © 2025 Securitize. Confidential Information

1 Market opportunity Who we are © 2025 Securitize. Confidential Information 16 © 2025 Securitize. Confidential Information Growth strategy 2 3 4 Financials

The Securitize Platform Powers the End - to - End Relationship Between Issuers and Investors Securitize offers a comprehensive and fully - regulated stack, including an SEC - registered transfer agent (permits the issuance and management of tokenized securities), an SEC - registered broker - dealer and an alternative trading system (permits asset raising and trading of tokenized securities), as well as a digital assets - focused fund administration business Issuers Investors Minting, Burning, Smart Contracts Tokenization Tokenization Engine DeFi Integrations Trading, Lending, Collateral Management & Borrowing Asset Servicing Distribution Broker Dealer Regulated ATS Transfer Agent Fund Admin 17 © 2025 Securitize. Confidential Information

Securitize is the Only Vertically Integrated Tokenization Platform that’s End - to - End Pioneered operations as an SEC - registered Transfer Agent operating with digital asset securities and leading crypto fund administration SEC - regulated and FINRA member Broker Dealer and Alternative Trading System approved for digital asset securities primary and secondary market trading Registering as an RIA Q4’25 Less than 5% of investment opportunities pass Securitize’s extensive due diligence process Full Regulatory Stack Licensed Broker Dealer Alternative Trading System Approved Exempt Reporting Adviser Licensed Transfer Agent Fund Administration 18 © 2025 Securitize. Confidential Information

Securitize is Expanding its Global Regulatory Coverage Taking Advantage of a More Favorable Regulatory Environment Las Vegas Miami New York United States Current • Operating licensed TA/BD/ATS (all live and operational) Roadmap • Expanding the BD license into custody and dealer activity Buenos Aires Madrid Tel Aviv Tokyo European Union Current • Formally approved as Investment Firm (i.e. broker - dealer) Roadmap • Pending approval for Trading and Settlement System (TSS) Singapore Roadmap • Exploring partnerships with broker - dealers possessing local licenses, and will acquire licenses directly if needed United Arab Emirates Roadmap • Exploring partnerships with broker - dealers possessing local licenses, and will acquire licenses directly if needed Employee Presence 19 © 2025 Securitize. Confidential Information

Securitize is Widely Integrated with the Digital Asset Ecosystem Natively integrated with leading and public blockchains, enabling seamless token issuance, transfer and settlement across networks Connected with top tier custodians and oracle providers to ensure institutional - grade asset safeguarding, data integrity and regulatory compliance Directly linked to major DeFi platforms and stablecoin infrastructure, expanding liquidity access and enabling tokenized assets to interact with onchain finance Actively supported by institutional brokers and liquidity providers, enhancing market depth, price discovery and secondary market efficiency for digital assets 20 © 2025 Securitize. Confidential Information

Building Blocks of Securitize's Business Model

Product & Technology

- Proprietary APIs
- Wormhole Integration for Cross-Chain Bridging
- **Tokenization platform** that fully integrates compliance protocol with automated and decentralized regulatory checks

Regulatory Stack

United States

- Transfer Agent
- Broker Dealer
- Alternative Trading System
- Exempt Reporting Adviser

European Union

- Investment Firm
- DLT Trading and Settlement System[1]

Track Record & Reputation

- Minted ~$3.3bn in outstanding securities onto public blockchains
- Institutional Grade with Tier-1 Asset Manager Clients

APOLLO | BlackRock | KKR | Hamilton Lane | VanEck

Strong Network Effects

- Securitize iD is the Largest Investor Passport for Tokenized Securities
- 500K+ Registered Accounts
- High-Quality Issuers
- Largest Tokenized Securities Volume in the Industry

(1) Pending.

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BlackRock Partnership and BUIDL's Explosive Growth

BLK

BUIDL is a tokenized treasury private fund with the fund's assets fully allocated to cash, U.S. Treasury bills, and repurchase agreements, aiming to maintain a stable token NAV at $1.

Partnership with BLK

tokenization platform, transfer agent and broker-dealer

March 2024

BUIDL unveiled: The BlackRock USD Institutional Digital Liquidity fund.

Distinct Features	BUIDL	Traditional Treasuries
Investors accrue daily dividends issued as new tokens on-chain directly in their wallets	✓	✗
Transferable on-chain via P2P for whitelisted participants	✓	✗
It has stablecoin subscriptions and instant redemptions on chain via liquidity providers	✓	✗
Tokens can be transferred across chains natively leveraging the Wormhole protocol	✓	✗

Robust 18-Month Progress

Collateral usage on large Derivative Exchanges

Deribit | BYBIT

DAO allocations to RWA

Arbitrum | Sky

DeFi Integrations

aave | Elixir

Backing for new Stablecoins

Ethena

After its March launch, BUIDL quickly became the fastest growing and largest tokenized fund in the RWA industry and 30%+ of the total tokenized treasury market (+40 products)

BUIDL AUM ($M)



40
483
518
649
2,300
2,800
2,900
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025

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Competitive Landscape Overview Asset Managers with Inhouse Tokenization Capability These asset managers are not Securitize’s direct competitors, since they are not neutral service providers. They compete with Securitize’s clients. Issuers of Freely Transferable Tokens These firms issue wrapper products themselves, and are not neutral service providers. They often engage in regulatory arbitrage and issue freely transferrable tokens that can be held by non - KYC’d wallets. Tokenization Service Providers Tokenization platform providers that offer a variety of services wrapped under certain regulatory licenses that allow them to provide tokenization services to third - party issuers. 23 © 2025 Securitize. Confidential Information

Securitize is Well-Positioned Among Peers for Adoption

	SECURITIZE®	Other Tokenization Platforms	Traditional Fund Managers
Regulatory Framework & Geographic Reach	✓ Fully regulated, operates under U.S. and EU frameworks	Lack of full U.S. / EU licensing	Compliance-heavy built on legacy systems
Product Suite	✓ End-to-end product suite with tokenization platform, transfer agent, fund admin, ATS and broker dealer	Fragmented offerings	Lack of blockchain interoperability / capabilities
Asset Manager Partnerships	✓ Top-tier asset managers	Smaller issuers / niche partners	Directly managed funds but limited by geography, liquidity constraints
Minimum Investment Requirements & Liquidity	✓ Lower minimums, flexible liquidity	Inconsistent requirements	High minimum, long-term lock ups, lack of liquidity
Technology & Protocol	✓ Full-stack platform with multi-chain support and proprietary DS Protocol enabling compliant issuance & trading	Limited compliance layers and lack of full-stack infrastructure	Traditional legacy infrastructure
White Glove Customer Service	✓ Dedicated investment specialists and customer service providing 1:1 support	Limited customer services	Automated customer service support

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Our Board of Directors Carlos Domingo Chairman Jon Steel Managing Director at BlackRock W Bradford Stephens Managing Partner & Co - Founder at Blockchain Capital Chris Bruner Chief Product Officer at Tradeweb Tal Elyashiv Managing Partner & Co - Founder at SPiCE VC Pedro Teixeira Managing Director & Co - Head of Morgan Stanley Investment Management's (MSIM) Tactical Value © 2025 Securitize. Confidential Information 25 © 2023 Securitize. Confidential Information

1 Market opportunity Who we are Growth strategy © 2025 Securitize. Confidential Information 26 © 2023 Securitize. Confidential Information 2 3 4 Financials

© 2025 Securitize. Confidential Information 27 Our Strategy Focuses on Efficient Growth within the Crypto Ecosystem while Preparing for Expansion in TradFi Markets Short - term focus: penetrate the $4T (1) crypto market Medium growth: expand into the over $400T (2) TradFi market Grow AUM: • Continue growing distribution (both direct and indirect) • Launch new funds with existing and new asset managers • Add more utility to tokenized securities to fuel usage • Offer tokenized public securities Expand into adjacent activities to better monetize AUM: • Fund administration • Lending and borrowing through DeFi integrations • Transaction - based revenues (stablecoin conversion, dealer activities, RFQ platform) • Structured products through partnerships • Launch higher - margin products • Grow TradFi user base with crypto SMA products to prepare for future growth • Start penetrating the TradFi investor base with a variety of products via tokenization • Giving individual investors access to alternative assets is a $30T opportunity that all asset managers are pursuing • Activating investors with products that have more efficient fractional ownership, lower minimums, are self - directed, and have more liquidity options which tokenization enables Notes: (1) Coingecko. (2) Cointelegraph.

Securitize Growth Strategy for Tokenized RWA Focuses on Three Pillars

- **Tokenized treasuries** where we command the highest market share[1] with Blackrock's BUIDL and VanEck's Vbill and we believe that there continues to be a large opportunity due to the following factors:
  - Disparity in the crypto industry between tokenized dollars and treasuries as opposed to TradFi markets where treasuries are ~2X bigger
  - Approval of the Genius Act, which includes tokenized treasury funds as approved reserves, and the expected proliferation of stablecoins
  - Emerging collateral use case for tokenized securities that can significantly boost AUM when broadly adopted by exchanges

- Continue expansion of **tokenized funds** where we already have +30% market share and 14 products[2] with our current asset manager customers as well as with new ones, focusing on yield-generating assets that can seamlessly interact with the crypto ecosystem and complement treasuries (higher yield with moderately higher risk)
  - CLOs, floating rate products, bonds, private credit, etc.

- Expansion into **retail products** with a specific focus on issuer-led, **native tokenization of public equities** via integration with retail platforms for indirect distribution and collaboration with existing transfer agents as their tokenization partner

SECURITIZE

© 2025 Securitize. Confidential Information

[1] https://app.rwa.xyz/treasuries
[2] https://app.rwa.xyz/institutional-funds

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Tokenization of Public Securities – Stocks, ETFs, etc. One of the next frontiers of tokenization are public securities such as stocks and ETFs. • Successfully tokenized Exodus stock • Serves as the neutral asset layer for the broader crypto ecosystem • No competition with exchanges and brokers, given Securitize serves as the infrastructure to enable crypto platforms to become super apps investor base through rails that operate 24/7/365 • Increase investor / user engagement without going through intermediaries Securitize’s Role Benefits to Issuers Benefits to Investors • Expanding access to the global crypto • Allows investors to hold shares directly in self - custody wallets in their own name and transfer shares peer - to - peer to eligible investors, taking full control of their own shares • Unlocks economic value as investors can easily pledge shares as collateral in the crypto economy Transfer Agent Exchanges 29 © 2025 Securitize. Confidential Information Brokerage Platforms Market Makers Self - custody Wallets Custodians On - chain Financial Ecosystem Create tokenized securities

Current Pipeline of Products The following is a list of products that are in the advanced stage of development and contracting and that will be released and announced in the coming months. Tokenized CLO product with a large US bank, their first foray into the tokenization space in public blockchains Tokenized bond product in partnership with investment bank Tokenized version of very well known asset manager that is retail available Tokenized public equity of an Ethereum treasury company Agreements with the largest U.S transfer agents to collaborate on the tokenization of public equities with their customers in partnership with Securitize Retail version of a credit fund (institutional version already tokenized by Securitize) 30 © 2025 Securitize. Confidential Information

1 Market opportunity Who we are Growth strategy 2 3 4 Financials © 2025 Securitize. Confidential Information 31 © 2025 Securitize. Confidential Information

The Securitize Revenue Model

SECURITIZE

Tokenization

Onchain Infrastructure

Integration with blockchain protocols to optimize fund processes such as recording ownership and transactions data, or performing compliance checks

One-Time Integration Fee
+
Recurring Maintenance Fee Over Contract Life

Recurring / Contracted

Tokenization & Distribution

Trading of RWAs as tokenized securities, which allows for greater transparency, security, and accessibility

Managed AUM
x ARPU

Transaction-Based

Asset Servicing

Transfer Agent

SEC-registered Transfer Agent focused on providing a comprehensive suite of securities services including real-time approval, record-keeping, distributions, dividend issuances, compliance solutions, etc.

Transfer Agent SaaS Revenue
+
Tokenized Issuers
x Tokenization Fee (SaaS)

Recurring / Contracted

Fund Administration Services

Provides full administrative support to funds, including NAV calculations, reporting compliance, and integration with onchain processes, all in one platform

\# of Funds
x Annual Fee

Recurring / AUM-Based

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© 2025 Securitize. Confidential Information 33 Increased Momentum in Quarterly Revenue, Resulting in 10x Topline Growth and Positive EBITDA (1) • BlackRock’s USD Institutional Digital Liquidity Fund Token (“BUIDL”) was released in Q2 2024, growing to $3bn by Q2 2025 • Apollo’s Diversified Credit Securitized Fund Token (“ACRED”) was released in Q1 2025, growing to $107mm in one quarter • Higher unit economics for ACRED vs. BUIDL due to the nature of private credit vs. treasuries • Integration and ongoing maintenance fees were secured with major blockchains and protocols, resulting in new share classes of leading products from BlackRock, Hamilton Lane, and Apollo • MG Stover was acquired in Q2 2025, contributing to profitable revenue growth $1.8 $3.5 $5.8 $8.1 ($6.7) ($5.0) ($1.4) ($2.4) $5.6 $4.2 Q1 '24 Q2 '24 Q3 '24 Q4 '24 Q1 '25 Q2 '25 Quarterly Revenue and EBITDA % Margin ($ in mm) Revenue EBITDA % QoQ Growth 92% 68% 39% 88% $15.3 14% $17.5 36.7% 23.7% Key Drivers (1) See Annex A for the definition of EBITDA, a non - GAAP metric, and a reconciliation of EBITDA to net income.

© 2025 Securitize. Confidential Information 34 Forecasting Continued Growth With Operating Leverage (1) ($ in bn) Average Securitize AUM of Tokenized Assets Revenue EBITDA $19 2024A 2025E ($16) $17 2024A 2025E $1 $4 $9 2024A 2025E 283% ’24A – ’26E CAGR 2026E (1) ($ in mm) 59% $110 260% $69 % YoY Growth (1) 2026E 24% 29% $32 ($ in mm) % Margin (1) 2026E (1) See Key Assumptions on slide 35. The 2026E metrics have been prepared by management and reflect the best currently available information and assumptions as to the company’s future performance. However, such metrics are forward - looking in nature and subject to significant risks and uncertainty that could cause the company’s financial performance to differ significantly from such estimates. As a result, no assurance can be given that such metrics will be achieved for fiscal 2026 (or at all) and therefore investors should not place undue reliance on such information. See Annex A for the definition of EBITDA, a non - GAAP metric, and a reconciliation of EBITDA to net income, as well as for key assumptions relating to 2025E and 2026E metrics.

Strong Visibility into Q4 2025 with Tailwinds Driving Revenue Growth in 2026[1]



~$85mm contracted and recurring based on current AUM
($ in mm)
% YoY Growth
59%
260%
$33
$36
$69
$110
1H 2025
2H 2025E
2025E
2026E

Growth Opportunities

Tokenization

- Strong Tokenized Money Market and Fixed Income Funds pipeline
- Broader roll-out of Tokenization of Public Equities

Asset Servicing

- Strong growth, driven by integrations with BUIDL and ACRED, as well as acquisition of MG Stover
- Expanding contractual agreements with Asset Managers and Investors

Key Assumptions (2026E)

Market Assumptions

~$5T
Crypto Market
(vs. ~$4T in FYE2025)[3]

~$450B
Stablecoin Market
(vs. ~$300B in FYE2025)[3]

~$77B
Tokenized Securities Market
(vs. ~$27B in FYE2025)

Securitize Assumptions[2]

~$9B
Average Securitize AUM of Tokenized Assets
(vs. $4.6bn in FYE2025)[4]

~200
Contracted Asset Managers
(vs. ~185 in FYE2025)

~25
Onchain Protocols Integrated
(vs. 19 in FYE2025)

~75
Tokenized Public Equities

SECURITIZE

© 2025 Securitize. Confidential Information

(1) See Key Assumptions above. The 2H2025 and 2026E metrics have been prepared by management and reflect the best currently available information and assumptions as to the company's future performance. However, such metrics are forward-looking in nature and subject to significant risks and uncertainty that could cause the company's financial performance to differ significantly from such estimates. As a result, no assurance can be given that such metrics will be achieved for 2H2025 or fiscal 2026 (or at all) and therefore investors should not place undue reliance on such information. See Annex A for key assumptions relating to 2025E and 2026E metrics. (2) Does not assume tokenization used in the larger TradFi market. (3) As of 10/23/2025. (4) As of 10/01/2025.

35

Material Growth Opportunities in 2026 Above the Base Case[(1)]


($ in mm)
% YoY Growth
104%
59%
$141
$110
$69
2025E
2026E (Base Case)
2026E (Upside)

Growth Opportunities

Tokenization

- Increase value in the Tokenized Securities Market
- Increase adoption of Tokenization of Public Equities by corporations

Asset Servicing

- Continue growth in contractual agreements with Asset Managers and Investors

Key Assumptions (2026E)

Market Assumptions

Base Case / Upside Case

~$5T
Crypto Market
(vs. ~$4T in FYE2025)[(3)]

~$450B
Stablecoin Market
(vs. ~$300B in FYE2025)[(3)]

~$77B / ~$135B
Tokenized Securities Market
(vs. ~$27B in FYE2025)

Securitize Assumptions[(2)]

Base Case / Upside Case

~$9B
Average Securitize AUM of Tokenized Assets
(vs. $4.6bn in FYE2025)[(4)]

~200 / ~230
Contracted Asset Managers
(vs. ~185 in FYE2025)

~25
Onchain Protocols Integrated
(vs. 19 in FYE2025)

~75 / ~150
Tokenized Public Equities

(1) See Key Assumptions above. The 2026E metrics have been prepared by management and reflect the best currently available information and assumptions as to the company's future performance. However, such metrics are forward-looking in nature and subject to significant risks and uncertainty that could cause the company's financial performance to differ significantly from such estimates. As a result, no assurance can be given that such metrics will be achieved for 2H2025 or fiscal 2026 (or at all) and therefore investors should not place undue reliance on such information. See Annex A for key assumptions relating to 2026E metrics. (2) Does not assume tokenization used in the larger TradFi market. (3) As of 10/23/2025. (4) As of 10/01/25.

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© 2025 Securitize. Confidential Information 37 $10T+ ~$4T (2) Securitize’s Revenue Opportunity: Tokenization Q2 2025 Key Highlights 2025 Securitize: $4.6B AUM (4) Crypto RWAs Crypto Potential Long - Term Securitize $200B+ Potential $200B+ AUM Leader in Market Share Stablecoin Stablecoin ~$300B (3) $25B RWAs $4.6B 2025 Securitize Peak $2T+ $800B+ $400T+ Long Term Opportunity (~5 Years) (1) Opportunity for expansion beyond crypto into the $400T+ TradFi AUM TradFi Source: CoinMarketCap, Cointelegraph, Company forecasts. Note: (1) Management estimates for long - term market opportunity. (2) Represents total crypto market cap as of 10/23/25. (3) Represents stablecoin market cap as of 10/23/25. (4) As of 10/01/25.

© 2025 Securitize. Confidential Information 38 $10T+ $800B+ $400B+ ~$4T (3) Securitize’s Revenue Opportunity: Asset Servicing Q2 2025 Key Highlights 2025 Securitize: $30B AUA (5) Crypto Crypto Funds Stablecoin Crypto $100B Long - Term AUA Potential $100B+ AUA (5) ~185 Asset Managers (1) 659 Funds (1) +23K Investors Stablecoin ~$300B (4) $125B Current Long - Term Crypto Funds Long Term Opportunity (~5 Years) (2) $30B Current Securitize $400T+ ~ 1 , 400 Asset Managers Unified investor experience to cross - sell RWAs & opportunity for fee escalation TradFi Source: CoinMarketCap, Cointelegraph, Company forecasts. Note: (1) Based on management’s projections through the end of the year. (2) Management estimates for long - term market opportunity. (3) Represents total crypto market cap as of 10/23/25. (4) Represents stablecoin market cap as of 10/23/25. (5) “AUA” refers to “Assets Under Administration”.

Transaction Overview

Transaction Highlights

- **Valuation**: pre-money equity value of $1.25 billion
- **Strong Alignment of Interest**
  - CEPT founder shares subject to potential forfeiture in proportion to redemption levels and earnout[1]
  - Seller earnout (6.25m shares) at $15.00 / $20.00 / $25.00
- **No Secondary Proceeds**: existing shareholders will roll 100% of their interest
- **Minimal SPAC Dilution**: CEPT has no public / sponsor warrants
- **Lock-up**: Securitize shareholders and CEPT sponsor will be subject to a 180-day lock-up following closing of business combination[2]
- **PIPE**: Fully committed common stock PIPE financing of $225 million at transaction price led by new and existing blue-chip institutional investors

Sources & Uses

Sources ($ mm)	
CEPT Cash in Trust[3]	$244
Securitize Equity Rollover	1,250
PIPE Proceeds	225
Private Placement Investment[4]	50
Total Sources	**$1,769**

Uses ($ mm)	
Cash to Balance Sheet	$459
Securitize Equity Rollover	1,250
Est. Transaction Fees & Expenses	60
Total Uses	**$1,769**

Pro Forma Valuation

($ mm)	
Illustrative Share Price	$10.00
(x) Pro Forma Shares Outstanding	182.1
Pro Forma Equity Value	**$1,821**
(-) Pro Forma Cash	(459)
(+) Pro Forma Debt	--
Pro Forma Enterprise Value	**$1,362**

Pro Forma Ownership at Closing[5]



2.6%
2.8%
12.4%
13.2%
69.1%
Existing Securitize Shareholders(7)
CEPT Public Shareholders(3)
PIPE Investors
CEPT Sponsor Shares(6)
Private Placement Investment(4)

Note: Calculations exclude the impact of unvested rollover equity awards, unallocated equity pool and unvested warrants subject to vesting based on commercial milestones. (1) CEPT will forfeit up to 862,500 founder shares based on the shares redeemed from the CEPT trust account. CEPT will further subject up to 30% of remaining founder shares to earnout, vesting in three equal tranches at $12.50 / $15.00 / $17.50. (2) Subject to early release after 90 days at $12.50 / $15.00 / $17.50 for the Sponsor and $15.00 / $17.50 / $20.00 for the existing company shareholders. (3) Assumes no CEPT shareholders exercise redemption rights at closing and excludes Sponsor earnout shares. (4) Additional $50 million includes $30 million funded in October 2025 and $20 million to be funded at closing pursuant to a convertible note funding round at a 20% discount to the listing value and an existing option giving the holder thereof the right to invest at approximately one-third of the transaction value, respectively, resulting in incremental total shares being issued of approximately 3.8 million and 5.9 million, respectively, for such additional investment per the terms of the BCA, with approximately 4.7 million of such shares being included in the pre-money equity value of $1.25 billion and the remaining approximately 5 million shares being incremental. (5) Assumes $10.00 per share. (6) Assumes 70% of founder shares are vested at closing. (7) Excludes the impact of 6.25 million earnout shares, vested in three equal tranches at $15.00 / $20.00 / $25.00.

SECURITIZE
© 2025 Securitize. Confidential Information

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© 2025 Securitize. Confidential Information 40 Annex A – Disclaimers and Other Important Information This presentation (this “Presentation”) is being furnished solely to recipients that are “qualified institutional buyers” as defined in Rule 144 A of the Securities Act of 1933 , as amended (the “Securities Act”), or “accredited investors” (as defined in Rule 506 of Regulation D) (any such recipient, together with its subsidiaries and affiliates, the “Recipient”) by Securitize, Inc . (“Securitize”) and Cantor Equity Partners II, Inc . (“CEPT”) solely for purposes of considering whether to participate in one or more proposed private placement transactions (the “Transactions”) involving Securitize and CEPT . This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction, where or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This presentation does not constitute either advice or a recommendation regarding any securities . Any offer to sell securities pursuant to the Transactions will be made only pursuant to a definitive subscription agreement and related documentation and will be made in reliance on an exemption from registration under the Securities Act of 1933 (the “Securities Act”) for offers and sales of securities that do notinvolve a public offering . Securitize and CEPTreserve the right to withdraw or amend for any reason any offeringand to reject any subscription agreementfor any reason, or for no reason . No representations or warranties, express or implied, are given in, or in respect of, this presentation . This presentation is subject to updating, completion, revision, verification and further amendment . None of Securitize or CEPT or any of their respective affiliates has authorized anyone to provide interested parties with additional or different information . No securities regulatory authority has expressed an opinion about the securities discussed in this presentation or determined if this presentation is truthful, accurate or complete, and it is an offense to claim otherwise . Neither Securitize nor CEPT nor any of their respective subsidiaries , equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, “Representatives”) makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the Recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance . To the fullest extent permitted by law, neither Securitize nor CEPT nor any of their respective Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith . In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions . The information contained in this presentation is provided as of the date hereof and may change, and neither Securitize nor CEPT nor any of their respective Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete . The general explanations included in this presentation cannotaddress, nor is intended to address, yourspecific investment objectives, financial situations orfinancial needs . Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with Securitize or CEPT or their respective Representatives, as investment, legal or tax advice . In addition, this presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Securitize, CEPT and the Transactions . Recipients of this Presentation should read the definitive documents for the Transactions and make their own evaluation of Securitize, CEPT and the Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . You are urged to request any additional information you may consider necessary or desirable in making an informed investment decision . You (and your Representative, if any) are invited, prior to the entry into any definitive documentation with respect to the Transactions, to ask questions of, and receive answers from, Securitize and CEPT concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein . Key Assumptions Relating to 2025E and 2026E Metrics The estimates and assumptions that underlie the company’s 2025 E and 2026 E metrics are inherently uncertain and, while considered reasonable by management as of the date of this presentation, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause the company’s actual results to differ materially from those projected for 2025 and 2026 . In particular, the company’s assumptions regarding the overall size of, and growth in, the broader crypto market, the stablecoin market, the tokenized securities market and the company’s share of the tokenized securities market are based on assumptions about macro market trends that management believes are reasonable as of the date of this presentation, but such market trend assumptions, and unforeseen developments that could adversely impact those trends, are not within the company’s control and there can be no assurance that such trends will materialize in the future, whether on management’s anticipated timetable or at all . Management has also assumed that current industry competitive conditions will remain relatively stable over the time periods depicted . In addition, a key assumption is our ability to launch and then execute on our strategy to become a leading participant in the tokenized equities market, including by onboarding approximately 75 public company customers in 2026 . However, the market for tokenized equities is nascent and therefore subject to significant uncertainties, including the appeal of this product to issuers, investors and market intermediaries, as well as uncertainties around the functionality of this product and how markets in this product will interact with the existing national market system for public equities . Management also assumes the company will be able to execute on its plan to increase the number of its integrated onchain protocols by mid - single digits and its contracted asset managers by between ten and 20 . For all these reasons, there can be no assurance that the 2025 E and 2026 E metrics presented herein will be indicative of the company’s future business performance, or that actual results will not differ materially from the 2025 E and 2026 E metrics presented herein . Inclusion of the 2025 E and 2026 E metrics should not be regarded as a representation by the company or any other person that these results will be achieved, and therefore potential investors and business partners should not place undue reliance on such metrics . Confidentiality This information is being distributed to you on a confidential basis . By receiving this information, you and your affiliates and Representatives agree to maintain the confidentiality of the information contained herein . Without the express prior written consent of Securitize and CEPT, this presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of Securitize, CEPT and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information . This presentationsupersedes and replaces all previousoral or writtencommunications between the parties hereto relating to the subject matter hereof .

© 2025 Securitize. Confidential Information 41 Annex A – Disclaimers and Other Important Information (Cont’d) Projections and Other Forward - Looking Statements This presentation (and any oral statements regarding the subject matter of this presentation) contains certain forward - looking statements with respect to Securitize and the Transactions, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Securitize and statements regarding the anticipated benefits and timing of the completion of the Transactions, and Securitize’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts . These forward - looking statements generally are identified by the words“believe,”“project,”“expect,”“anticipate,”“estimate,”“intend,”“strategy,” “future,” “opportunity,”“potential,” “plan,”“may,” “should,”“will,” “would,” “will be,”“willcontinue,” “will likely result,” and similar expressions including time periods with the letter “E” . Forward - looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties . In particular, this presentation contains certain management estimates of 2025 E and 2026 metrics . While these forward - looking metrics have been prepared by management and reflect the best currently available information and assumptions as to the company’s future performance, such metrics are forward - looking in nature and subject to significant risks and uncertainty that could cause the company’s financial performance to differ significantly from such estimates . As a result, no assurance can be given that such metrics will be achieved for fiscal 2026 (or at all) and therefore investors should not place undue reliance on such information . In addition, many factors could cause actual future events to differ materially from the forward - looking statements in this presentation . There may also be additional risks that Securitize and CEPT do not presently know or that Securitize and CEPT currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . Forward - looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward - looking statements, and neither Securitize nor CEPT nor any of their respective Representatives assumes any obligation and does not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise . Neither Securitize nor CEPT nor any of their respective Representatives gives any assurance that these expectations will be achieved on the time periods expected or at all . Industry and Market Data This presentation has been prepared by Securitize and CEPT and their respective Representatives and includes market data and other statistical information from third - party industry publications and sources as well as from research reports prepared for other purposes . Although Securitize and CEPT believe these third - party sources are reliable as of their respective dates, neither Securitize nor CEPT nor any of their respective Representatives has independently verified the accuracy or representation or warranty with respect to the accuracy of such information. Trademarks and Intellectual Property All trademarks, service marks, and trade names of a person or its affiliates used herein are trademarks, service marks, or registered trade names of such person or its affiliate, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any person, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any person or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names. Non - GAAP Metrics Securitize generally reports its financial results in accordance with U . S . generally accepted accounting principles (“GAAP”) . However, management believes that the evaluation of its ongoing operating results may be enhanced by a presentation of EBITDA, which is a non - GAAP financial measure . EBITDA represents net income or net loss before depreciation and amortization, interest expense and income taxes . Securitize believes that the use of EBITDA provides an additional meaningful method of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures . A reconciliation of EBITDA to net income is included below . completeness of this information and cannot assure you of the data’s accuracy or completeness. Some data are also based on Securitize’s good faith estimates, (: in millions) Ǫ1 '24 Ǫ2 '24 Ǫ3 '24 Ǫ4 '24 Ǫ1 '25 Ǫ2 '25 which are derived from both internal sources and the third - party sources. Neither Securitize nor CEPT nor any of their respective Representatives make any Revenue Fiscal Year Ended December 31, (: in millions) 2024A 2025E 2026E $19 $69 $110 Revenue GAAP to Non - GAAP Reconciliation Net Income / (Loss) Depreciation & Amortization Net Other Income (1) ($16) 1 (0) $12 2 3 $24 2 5 ($16) EBITDA % Margin $17 24% $32 22% Fiscal Ǫuarter Ended, $2 $3 $6 $8 $15 $18 GAAP to Non - GAAP Reconciliation $3 $5 ($3) ($1) ($5) ($7) Net Income / (Loss) 1 0 0 0 0 0 Depreciation & Amortization 1 0 0 (0) (0) (0) Net Other Income (1) $4 $6 ($2) ($1) ($5) ($7) EBITDA 24% 37% (30%) (25%) (144%) % Margin (1) Includes net interest income, dividend income, interest on convertible promissory notes payable and gains on investments.

Risk Factors 42 © 2025 Securitize. Confidential Information Risk Factors Certain factors may have a material adverse effect on the business, financial condition and results of operations of Cantor Equity Partners II, Inc . (“CEPT”), Securitize or any combined company created pursuant to the Transactions (the “Combined Company” and, together with CEPT and Securitize, the “Parties”) and your proposed investment through the Transactions . Additional risks that the Parties are unaware of, or that the Parties currently believe are not material, may also become important factors that materially adversely affect any of the Parties . If any of the following risks actually occur, the business, financial condition, results of operations, and future prospects of the Parties could be materially and adversely affected . In that event, the trading price of the Combined Company’s securities following the Transactions could decline, and you could lose all or part of your investment . Many of the risks and uncertainties affecting the Combined Company below are also relevant to an investment in CEPT, and investors in CEPT may be affected by such risks and uncertainties . Risks Related to CEPT and the Transactions ● CEPT may not be able to obtain the required shareholder approval to consummate the Transactions. ● CEPT’s sponsor, directors and officers may have potential conflicts of interest in recommending that CEPT’s shareholders vote in favor of the Transactions. ● CEPT’s sponsor, directors and officers have agreed to vote in favor of the Transactions, which increases the likelihood that CEPT will receive the requisite shareholder approval for the Transactions regardless of how CEPT’s public shareholders vote. ● The ability of CEPT’s public shareholders to exercise redemption rights with respect to a large number of public shares could deplete CEPT’s trust account prior to the closing of the Transactions and thereby diminish the amount of capital available to the Combined Company. ● Securities of companies formed through combinations with special purpose acquisition companies such as CEPT may experience a material decline in price after closing of such combinations relative to the share price prior to such combinations. ● CEPT’s sponsor may receive a positive return on its founder shares, even if CEPT’s public shareholders experience a negative return on their investment after the consummation of the Transactions. ● CEPT cannot assure you that its due diligence review of Securitize’s business has identified all material issues or risks associated with its business or the industry in which it operates. Additional information may later arise in connection with the preparation of the registration statement and proxy materials or after the consummation of the Transactions. If CEPT’s due diligence investigation was inadequate, then shareholders of the Combined Company could lose some or all of their investment. ● CEPT’s shareholders will experience significant dilution as a consequence of the Transactions and related financings. ● The consummation of the Transactions is subject to a number of conditions and may be terminated. If the conditions to closing are not satisfied or waived, the transaction agreements may be terminated in accordance with their terms and the Transactions may not be completed. ● Neither CEPT nor its shareholders may have the protection of any indemnification, escrow, price adjustment or similar provisions that allow for a post - closing adjustment to the merger consideration in the event that any representations or warranties ultimately prove to be inaccurate or incorrect. ● CEPT’s directors and officers will have discretion as to whether to agree to changes or waivers in the terms of the Transactions, and their interests in exercising that discretion may conflict with the interests of CEPT’s public shareholders. Risks Related to the Combined Company’s Securities Following the Consummation of the Transactions ● The Parties will incur significant transaction costs in connection with the Transactions, which may exceed current estimates and expectations, and those costs will be paid using the proceeds from the Transactions and related financings, diminishing the amount of capital available to the Combined Company following closing. ● If, following the consummation of the Transactions, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendation regarding the Combined Company’s shares adversely, then the price and trading volume of the Combined Company’s shares could decline. ● An active trading market for the Combined Company’s securities may not be available on a consistent basis to provide shareholders with adequate liquidity. The market price of the Combined Company’s shares could decline significantly and trading volume could decline significantly or become volatile following the consummation of the Transactions. ● Because there are no current plans for the Combined Company to pay cash dividends for the foreseeable future, shareholders may not receive any return on investment unless shares are sold for a price greater than that which was initially paid. ● The ability of CEPT’s public shareholders to exercise redemption rights with respect to a large number of CEPT’s outstanding public shares could increase the possibility that the Transactions would limit the Combined Company’s working capital, liquidity and public float following the consummation of the Transactions. ● Shareholders will experience immediate and substantial dilution as a consequence of the issuance of shares and any other equity securities by the Combined Company in the Transactions and the financings related thereto. Additionally, future sales and issuance of shares could result in additional dilution of the percentage ownership of Combined Company shareholders and cause the market price of the Combined Company’s shares to decline even if the business is doing well. ● The Combined Company’s reported operating results may fluctuate significantly, including due to the volatile nature of the market for tokenized securities and erratic market movements, or may fall below the expectations of investors or securities analysts, each of which may cause the market price of its securities to fluctuate or decline. ● Following the consummation of the Transactions, the Combined Company may be subject to an increased risk of securities class action litigation. ● The Combined Company may be unable to obtain additional financing to fund its operations or growth. ● There can be no assurance that the Combined Company will be able to meet the initial listing standards of any stock exchange, or following the closing of the Transactions, comply with the continued listing standards of the applicable stock exchange. ● Following the consummation of the Transactions, the Combined Company will incur higher costs as a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements. ● The Combined Company’s management team is expected to have limited experience managing and operating a U.S. public company. ● If the Combined Company is unable to maintain an effective system of internal controls and compliance, its business and reputation could be adversely affected. In addition, failure to timely and effectively implement the controls and procedures required by Section 404(a) of the Sarbanes - Oxley Act could have a material adverse effect on the Combined Company’s business, financial condition, results of operations, cash flow and prospects.

Risk Factors (Cont’d) 43 © 2025 Securitize. Confidential Information Risks Related to Securitize ● Tokenized securities are relatively novel assets, and our business of tokenizing securities will expose us to significant legal, commercial, regulatory and technical uncertainty, which could adversely impact our financial position, operations and prospects. The application of state and federal securities laws and other laws and regulations to tokenized securities is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that could materially adversely affect our financial position, operations and prospects. ● Policymakers in the U.S. are just beginning to consider what a regulatory regime for tokenized securities would look like and the elements that would serve as the foundation for such a regime. We may be unable to effectively react to proposed legislation, regulation or even de - regulation of tokenized securities, which would adversely affect our business. ● Our recent growth rates may not be indicative of our future growth. ● Our future revenue and operating results will be harmed if the tokenization market fails to scale as expected. ● In order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings. ● We may not be able to successfully implement our growth strategy on a timely basis or at all. ● We are reliant on a small number of institutional partners. Failure to effectively source, acquire and integrate companies could harm our ability to grow. ● If we fail to offer high quality support, our business and reputation could suffer. ● If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform, our business may be adversely affected. ● We may not be able to obtain additional financing to fund the operations and growth of the business. ● Natural catastrophic events and man - made problems such as power disruptions, computer viruses, global pandemics, data security breaches and terrorism may disrupt our business. ● If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges. ● Our business plan may require us to acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our shareholders. We may be unable to integrate acquired companies and technologies successfully or achieve the expected benefits of such acquisitions. ● We face intense competition. We may lack sufficient financial or other resources to maintain or improve our competitive position, which may harm our ability to grow our business. ● We may need to change our business model to remain competitive. ● If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards, and changing needs or preferences, our platform may become less competitive. ● We anticipate that our operations will continue to increase in complexity as we grow, which will create management challenges. ● We depend on our senior management team and the loss of one or more key employees or an inability to attract and retain highly skilled employees may adversely affect our business. ● If we are unable to hire, retain and motivate qualified personnel, our business will suffer. ● The estimates of market opportunity and forecasts of market growth included in this presentation may prove to be inaccurate. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. ● Our pursuit of new business strategies and acquisitions could disrupt our ongoing business, present risks not originally contemplated and materially adversely affect our business, reputation, results of operations and financial condition. ● A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of our third - party service providers could delay or interrupt service to our customers and their customers, harm our reputation or subject us to significant liability. ● We depend on third - party data hosting and transmission services. Increases in cost, interruptions in service, latency or poor service from our third - party data center providers could impair the delivery of our platform, which could result in customer dissatisfaction, damage to our reputation, limited growth and reduction in revenue. ● We rely on third - party proprietary and open source software for our platform. Our inability to obtain third - party licenses for such software, or obtain them on favorable terms, or any errors, bugs, defects or failures caused by such software could adversely affect our business, results of operations and financial condition. ● Our use of open source software could subject us to possible litigation or cause us to subject our platform or products to unwanted open source license conditions that could negatively impact our sales. ● We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to run our business and assist our companies. ● Our growth depends in part on the success of our strategic relationships with third parties. ● We are subject to financial and economic sanctions, export controls and similar laws, and non - compliance with such laws can subject us to administrative, civil, and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation. ● We are subject to anti - corruption, anti - bribery, anti - money laundering and similar laws. Non - compliance with such laws can subject us to criminal and/or civil liability and harm our business. ● Our insurance costs may increase significantly, we may be unable to obtain the same level of insurance coverage and our insurance coverage may not be adequate to cover all possible losses we may suffer. ● Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability. ● We may be subject to additional obligations to collect and remit sales tax and other taxes. We may be subject to tax liability for past sales, which could harm our business. ● Due to the Combined Company’s limited operating history it may be difficult to evaluate the Combined Company’s business and future prospects, and the Combined Company may not be able to achieve or maintain profitability in any given period. ● The introduction of government - issued digital assets, including potential central bank digital currencies (“CBDCs”), could eliminate or reduce the need or demand for private - sector digital assets or significantly limit their utility, which could in turn limit the market opportunity for tokenized instruments and adversely impact the Combined Company’s business. ● The Combined Company’s holdings may be less liquid than cash and cash equivalents and may not be able to serve as a reliable source of liquidity for the Combined Company. ● The status and regulatory treatment of digital assets or certain tokenized instruments remain uncertain. If such assets were classified as “securities” or if the Combined Company’s activities otherwise caused it to be deemed an “investment company” under the Investment Company Act of 1940, the Combined Company could become subject to additional regulation and related restrictions that could materially and adversely affect its business and operations. ● The Combined Company will not be subject to the same legal and regulatory obligations, including certain compliance and reporting obligations intended to protect investors, that apply to investment companies such as mutual funds and exchange - traded funds, or to obligations applicable to investment advisers. Risks Related to Taxation Unrealized fair - value gains on the Combined Company’s holdings could cause the Combined Company to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022. If CEPT is characterized as a passive foreign investment company for U.S. federal income tax purposes, its U.S. shareholders may suffer adverse tax consequences as a result of the Transactions.

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